As filed with the Securities and Exchange Commission on June 19, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                               RIMAGE CORPORATION
             (Exact name of registrant as specified in its charter)

          Minnesota                                       41-1577970
(State or other jurisdiction of              (I.R.S Employer Identification No.)
incorporation or organization)

                          7725 Washington Avenue South
                          Minneapolis, Minnesota 55439
                                  (612)944-8144

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    Bernard P. Aldrich              Copies to:            Thomas Martin,Esq.
  Chief Executive Officer                               Dorsey & Whitney LLP
     Rimage Corporation                                Pillsbury Center South
7725 Washington Avenue South                           220 South Sixth Street
Minneapolis, Minnesota 55439                        Minneapolis, Minnesota 55402
      (612) 944-8144                                       (612) 340-8706

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                     Proposed         Proposed
   Title of Each        Amount        Maximum          Maximum       Amount of
Class of Securities     to be     Offering Price      Aggregate     Registration
 to be Registered     Registered    Per Share*     Offering Price*      Fee
--------------------------------------------------------------------------------
  Common Stock
(0.01 par value)       350,000       $ 11.25         $ 4,375,000       $ 1291

================================================================================
* Estimated solely for purposes of computing the registration fee and based upon the average of the high and low sales prices for such Common Stock on June 16, 1998 as reported on the Nasdaq Stock Market.

                             ----------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                    Subject to Completion, dated June 19, 1998
PROSPECTUS

                               RIMAGE CORPORATION

                                 --------------

                                350,000 SHARES OF
                                  COMMON STOCK
                                ($.01 PAR VALUE)

                                 --------------

       This Prospectus relates to up to an aggregate of 350,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Rimage Corporation, a Minnesota corporation ("Rimage" or the "Company"), that may be sold from time to time by various individuals and entities currently holding restricted shares of the Company's Common Stock (the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any proceeds from the sale of the Shares. The Company has agreed to pay the expenses of registration of the Shares, including legal and accounting fees.

       Any or all of the Shares may be offered from time to time in transactions on the Nasdaq National Market, in brokerage transactions at prevailing market prices or in transactions at negotiated prices. See "Plan of Distribution."

       The Shares offered hereby have not been registered under the blue sky or securities laws of any jurisdiction, and any broker or dealer should assure the existence of an exemption from registration or effectuate such registration in connection with the offer and sale of the Shares.

       The Common Stock is traded on the Nasdaq National Market under the symbol "RIMG." On June 16, 1998, the last reported sale price of the Common Stock as reported on the Nasdaq National Market was $11.25 per share.

                                 --------------

  FOR INFORMATION CONCERNING CERTAIN RISKS RELATED TO THIS OFFERING, SEE "RISK
                FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                                 --------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

       No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

                 The date of this Prospectus is________, 1998.

       Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system. This Web site can be accessed at http://www.sec.gov. In addition, the Common Stock of the Company is listed on the Nasdaq National Market, and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, 1735 K. Street N.W., Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus:

              (a) the Annual Report on Form 10-K for the year ended December 31, 1997;

              (b) the Quarterly Report on Form 10-Q for the three month period ended March 31, 1998;

              (c) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above; and

              (d) the description of Rimage's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

       All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Bernard P. Aldrich, Chief Executive Officer, Rimage Corporation, 7725 Washington Avenue South, Minneapolis, Minnesota 55439 or by telephone to
(612) 944-8144.

                                  RISK FACTORS

       AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IS NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD BE AWARE OF THE FOLLOWING RISK FACTORS AND SHOULD REVIEW CAREFULLY THE FINANCIAL AND OTHER INFORMATION PROVIDED BY THE COMPANY.

       POSSIBLE OBSOLESCENCE. The computer data storage industry served by the Company is subject to rapid technological changes. Both the capacity and size of storage devices has improved dramatically in recent years. Alternate data storage media exist and are under development, including high capacity hard drives, optical disks, and file servers accessible through computer networks, and may affect the usage of diskettes, CD-R and CD-ROM technology. While the Company has achieved some success in transitioning its product focus from diskette storage to CR-R and CD-ROM technology, a significant change in the usage of CD-R or CD-ROM as storage media in the future would significantly affect sales of the Company's products. In addition, competitors of the Company may develop alternative storage technologies. The Company expends a significant portion of its revenues on research and development and product enhancement efforts. There can be no assurance, however, that the Company's technology, and products based thereon, will not be made obsolete by technologies developed by others.

       COMPETITION. The storage technology industry is intensely competitive and rapidly changing. A number of companies offer products similar to the Company's products that target the same markets as the Company. Some of the Company's existing competitors, as well as a number of new potential competitors, have larger technical staffs, more established and larger marketing and sales organizations and significantly greater financial resources than the Company. There can be no assurance that such competitors will not develop products that are superior to the Company's products or that achieve greater market acceptance. The Company's future success will depend upon its ability to increase its share of its target markets and to license additional products and product enhancements to existing customers. There can be no assurance that the Company will be able to compete with larger companies that have significantly greater resources and contacts within the industry or that competition will not have a material adverse effect on the Company's results of operations.

       NEW DISTRIBUTION. For the past several years, the Company has distributed its products through a direct sales force and through a network of authorized value-added resellers. Currently, the Company is expanding its network of value-added resellers and distributors. The Company will likely commit resources to the establishment of such distribution relationships and will not be in a position to evaluate the success of these methods of distribution for a period of up to one year.

       KEY SUPPLIERS. The Company has multiple sources for most of the components used in its products. A few components, however, are available only from a limited number of vendors. The inability to obtain such components on a timely basis from such vendors would have an adverse impact on the Company's ability to fill orders from its customers or, in some cases, to obtain such orders.

       PROPRIETARY TECHNOLOGY AND INTELLECTUAL PROPERTY. The Company relies heavily on its proprietary hardware designs and technology. Although the Company uses a variety of methods to protect its technology, it relies most heavily on patents and trade secrets. There can be no assurance that the steps taken by the Company will be adequate to deter misappropriation of its technology, that any patents issued to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide a competitive advantage to the Company. In addition, there remains the possibility that others will "reverse engineer" the Company's products in order to determine their method of operation and introduce competing products or that others will develop competing technology independently. Any such adverse circumstances could have a material adverse effect on the Company's results of operations.

       As the number of its products increases, the markets in which its products are sold expands, and the functionality of those products grows and overlaps with products offered by competitors, the Company believes that it may become increasingly subject to infringement claims. Although the Company does not believe any of its products or proprietary rights infringe the rights of third parties, there can be no assurances that infringement claims will not be asserted against the Company in the future or that any such claims will not require the Company to enter into royalty arrangements or result in costly litigation.

       TRANSACTIONS WITH AFFILIATES. Rimage is engaged in various transactions with affiliated parties. It leases its headquarters from a corporation owned by Ronald R. Fletcher and Richard F. McNamara, the principal stockholders of Rimage, and two other persons. In September 1992, Messrs. Fletcher and McNamara contributed to Rimage, as a capital contribution, a majority of the common stock of Media Systems Technology, Inc. ("MST"). MST provides certain repair and maintenance services to Rimage. In September 1995, Rimage purchased Dunhill Software Services, Inc., a diskette duplication service bureau owned by Messrs. Fletcher and McNamara. The Company believes that the terms of its transactions with each of these affiliated parties are no less favorable to the Company than terms that could be obtained from nonaffiliated parties.

       DEPENDENCE ON KEY PERSONNEL. The Company's operations are materially dependent upon the services of Bernard P. Aldrich, President, Chief Executive Officer and Chief Financial Officer, and David J. Suden, Chief Technical Officer. The loss of the services of Mr. Aldrich or Mr. Suden would materially and adversely affect the Company's business. The Company does not have employment agreements or "key man" life insurance on such officers and has no plans to obtain such agreements or insurance.

       UNDESIGNATED SHARES. The Articles of Incorporation of the Company currently authorize the Board of Directors, without shareholder approval, to issue up to 10,000,000 shares of capital stock, which may be either preferred stock or Common Stock. The Board of Directors may issue stock in one or more classes or series from time to time and with such provisions as are determined by the Board of Directors prior to issuance of any particular class or series. The issuance of stock with rights and preferences determined by the Board of Directors could dilute the stock ownership of, or adversely affect the rights of, holders of the Common Stock, including voting rights. The existence of the undesignated shares could have the effect of discouraging an attempt to acquire control of the Company.

       THE YEAR 2000 ISSUE. The Company is currently assessing the impact of The Year 2000 Issue on its operational systems and its products. The Year 2000 Issues exists because many computer systems and applications currently store a two-digit date field to designate a year. As the century date occurs, date sensitive systems will recognize the year 2000 as 1900 or not at all. Management believes the Company's products are compliant with this issue and performance will not be significantly impacted by the date changes into the 21st century. The Company has initiated projects to identify and correct any problem that could exist. The cost of such programs, has not yet been identified but is not expected to be material to the Company's financial results. Management believes it has taken the necessary steps to prepare for this issue, but there can be no assurance additional issues will not occur or unforeseen problems arise causing additional expense to the Company.

                               RIMAGE CORPORATION

GENERAL

       The Company designs, manufactures and markets CD recordable ("CD-R") and computer diskette duplication and production equipment and provides high volume data duplication services on diskette, CD-R and CD-ROM. The Company's Producer line of CD-R production systems provides turnkey premastering, recording and label printing in a single machine that may be used alone or on a network to allow the user to record and label large volumes of digital information for information distribution, archiving and other applications. The Perfect Image(R) CD Printer is a fast, affordable system for professional quality printing on the surface of a CD. The Perfect Image Series 100 automatic disk duplicators provide high capacity (up to 190 disks per hour) disk duplication capacity for software disk production and other applications. The Perfect Image Automated Production Cells have been a mainstay product for Rimage for over eight years that provide completely automated floppy disk mastering, duplication, labeling, data replacement and quality control capabilities.

       The Rimage Services Division provides a range of high speed, high volume tape, diskette and CD -ROM duplication services. The Company also provides turnkey services that include packaging and distribution of customer products.

       The Company was incorporated as IXI, Inc. in Minnesota in February 1987 and changed its name to Rimage Corporation in April 1988. Rimage acquired the assets of a company that produced diskette duplication equipment in 1987 and of a California-based manufacturer of duplication equipment in 1988 and its operations through 1995 consisted primarily of the design, manufacture and sale of diskette and tape duplication equipment. In 1992, Rimage created a formal presence in Europe, forming Rimage Europe GmbH as a wholly-owned subsidiary to conduct sales and service. In December 1993, Rimage acquired Duplication Technology, Inc., a company located in Boulder, Colorado that manufactures tape and CD-R duplication equipment and provides duplication services. In September 1994, the Company acquired a company in California, Knowledge Access International, that provides customized browser and archiving software. The Company formed a separate division in early 1996, Rimage Optical Systems, to act as a distributor of CD-ROM stamping presses manufactured by a European Company.

       In September 1995 Rimage acquired Dunhill Software Services, Inc., an affiliated corporation that was formed in 1988 and that offered diskette duplication and production services. Dunhill was merged into the Company and, together with a portion of Duplication Technology, represents most of the Company's Services Division operations.

       The Company's operations during the past five years have been affected by the foregoing acquisitions, by the timing of new product introductions and the expenses associated with development of such new products, by changes in preferred formats for media storage, and by increasing competition in the services businesses. The shift from diskette to CD-ROM storage technologies affected the Company's product sales in 1995, as it worked to introduce its new CD-R products. These new CD-R products have generated significant sales in 1996 and 1997 and represent the Company's most profitable business currently. Although the services business benefited from increasing services revenue through 1994, the declining use of diskettes negatively impacted both margins and services revenue in 1995, 1996 and 1997. The reduced product sales in 1995 and the decreasing services revenues in 1996 caused the Company to report substantial losses during those two years.

       The Company responded in late 1996 by retaining new management and by planning for the phasing out of unprofitable operations. In early 1997, the Company shutdown Knowledge Access, which had been inactive since 1995. The operations of Rimage Optical Systems, which had contributed approximately $6 million of revenue but virtually no operating margin in 1996, were also terminated in early 1997. The Company also ceased operations in Asia in early 1997 and moved its CD-ROM production equipment, which was not fully utilized at its location in Wisconsin, to a third party contractor site during the winter of 1997. These changes, together with substantial cost savings measures instituted at the end of 1996 and increased distribution and market acceptance of its new CD-R products, resulted in record earnings for the 1997 fiscal year.

                              SELLING SHAREHOLDERS

       The following table sets forth certain information with respect to the ownership of the Company's Common Stock by the Selling Shareholders as of May 1, 1998, and as adjusted to reflect the sale of the Shares pursuant to this Prospectus.

                                                    Maximum
                                                     Number                 Shares
                                      Number       of Shares                Owned
                                    of Shares      to be Sold          After Offering (1)
                                   Owned Prior     Pursuant to      ----------------------
              Name                 to Offering   this Prospectus    Number         Percent
-------------------------------    -----------   ---------------    ------         -------
Michael P. Mulligan ...........       30,000         25,000          5,000             *
James W. Concidine ............       10,000         10,000              0             0
Larry Arnold ..................       49,500         35,000         14,500             *
H. James Roitenberg ...........       35,000         35,000              0             0
Daryl J. Werneke ..............        5,000          5,000              0             0
Harry C. Ervin ................       10,000         10,000              0             0
Protective Mouthguards Inc(3)..       64,500         30,000         34,500           1.1%
Raymond Newkirk ...............       25,000         25,000              0             0
Joseph Semler .................       25,000         25,000              0             0
Robert Hibbs ..................       74,000         50,000         24,000             *
Marvin Goldstein ..............       25,000         25,000              0             0
Thomas Vertin .................       31,600         25,000          6,600             *
Bridgestone Fund VIII (4) .....      126,000         50,000         76,000           1.9%
                                     -------        -------        -------           ---
Total .........................      487,500        350,000        128,500           4.1%


-----------
*   Less than 1%.
(1) Assumes the sale of all shares covered by this Prospectus.
(2) Does not include 3,000 held by spouse.
(3) Includes 17,500 shares held by the President and sole shareholder of such corporation in his personal capacity.
(4) Includes shares held by an affiliated partnership under common control. George E. Kline, a director of the Company, is a managing partner of a limited liability company that serves as a general partner for the Fund.


                              PLAN OF DISTRIBUTION

       The Shares will be offered and sold by the Selling Shareholders for their own accounts. The Company will not receive any proceeds from the sale of the Shares pursuant to this Prospectus. The Company has agreed to pay the expenses of registration of the Shares, including a certain amount of legal and accounting fees.

       The Selling Shareholders may offer and sell the Shares from time to time in transactions on the Nasdaq National Market, in brokerage transactions at prevailing market prices or in transactions at negotiated prices. Sales may be made to or through brokers or dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of Shares for whom such brokers or dealers may act as agent or to whom they may sell as principal, or both. As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and the Selling Shareholders.

       The Selling Shareholders and any brokers or dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Securities Act.

                                     EXPERTS

       The consolidated financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their report with respect thereto, and incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

       The validity of the Shares offered hereby has been passed upon for the Company by Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402.

========================================  ======================================

No dealer, salesperson or any other
person has been authorized to give any
information or to make any
representations other than those
contained in this Prospectus, and, if                 350,000 Shares
given or made, such information
orrepresentations must not be relied upon
as having been authorized by the Company,
any Selling Shareholders or any other
person. This Prospectus does not                    RIMAGE CORPORATION
constitute an offer to sell or a
solicitation of an offer to buy to any
person in any jurisdiction in which such
offer or solicitation would be unlawful
or to any person to whom it is unlawful.
Neither the delivery of this Prospectus
nor any offer or sale made hereunder                   Common Stock
shall, under any circumstances, create
any implication that there has been no
change in the affairs of the Company or
that the information contained herein is correct as of any time subsequent to the date hereof.

              ----------


           TABLE OF CONTENTS
                                                         ----------
                                      Page               PROSPECTUS
                                      ----               ----------
Available Information................. 2
Incorporation of Certain Documents By
   Reference.......................... 2
Risk Factors.......................... 3
Rimage Corporation.................... 4
Selling Shareholders.................. 6
Plan of Distribution.................. 6
Experts............................... 7
Legal Matters......................... 7





                                                        ________, 1998

========================================  ======================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         SEC Registration Fee..................     $  1,291.00
         Accounting Fees and Expenses..........        2,000.00
         Legal Fees and Expenses...............        7,000.00
         Miscellaneous ........................        4,709.00
                                                    -----------
                Total..........................     $ 15,000.00
                                                    -----------

       All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by the Company.

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

       Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations. The Bylaws of Rimage provide that Rimage shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

       Rimage also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

ITEM 16.  LIST OF EXHIBITS

       5      Opinion of Dorsey & Whitney LLP regarding legality.

       23.1   Consent of KPMG Peat Marwick LLP.

       23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this Registration Statement).

       24     Power of Attorney (included on signature page).

ITEM 17.  UNDERTAKINGS

       The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3)
              of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by \ reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 15, 1998.

                                   RIMAGE CORPORATION


                                   By           /s/ Bernard P. Aldrich
                                       -----------------------------------------

                                                  Bernard P. Aldrich
                                                Chief Executive Officer

                                POWER OF ATTORNEY

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Bernard P. Aldrich and Robert M. Wolf, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

        Signatures                                 Title                          Date
        ----------                                 -----                          ----
/s/ Bernard P. Aldrich           Chief Executive Officer, President, and     June 15, 1998
-----------------------------      Director (principal executive and
       Bernard P. Aldrich                   financial officer)


/s/ David J. Suden                 Chief Technical Officer & Director        June 15, 1998
-----------------------------
       David J. Suden


/s/ Robert M. Wolf              Controller (principal accounting officer)    June 15, 1998
-----------------------------
       Robert M. Wolf


/s/ James L. Reissner                           Director                     June 15, 1998
-----------------------------
       James L. Reissner


/s/ Ronald R. Fletcher                          Director                     June 15, 1998
-----------------------------
       Ronald R. Fletcher


/s/ Richard F. McNamara                         Director                     June 15, 1998
-----------------------------
       Richard F. McNamara


/s/ George E. Kline                             Director                     June 15, 1998
-----------------------------
       George E. Kline


EXHIBIT INDEX


EXHIBIT    DESCRIPTION                                                      PAGE
  NO.      -----------                                                      ----
------

  5      Opinion of Dorsey & Whitney LLP regarding legality.................

  23.1   Consent of KPMG Peat Marwick LLP...................................

  23.2   Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this
         Registration Statement)............................................

  24     Power of Attorney (included on signature page).....................